UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 4, 2007 (December 28, 2006)

St. Mary Land & Exploration Company

(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1776 Lincoln Street, Suite 700, Denver, Colorado 80203

(Address of principal executive offices)           (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following sets forth a summary of the base salaries for 2007 for the Chief Executive Officer of St. Mary Land & Exploration Company (“the Company”), the Chief Financial Officer, and the other named executive officers of the Company for whom compensation disclosure was required in the Company’s most recent proxy statement filed with the Securities and Exchange Commission, which base salaries for 2007 were approved by the Board of Directors of the Company on December 28, 2006.

Name and Principal Position	2007 Base Salary
Mark A. Hellerstein Chief Executive Officer	$425,000
Douglas W. York Executive Vice President and Chief Operating Officer	$ - (1)
Robert L. Nance Senior Vice President	$258,000
Kevin R. Willson Senior Vice President and Regional Manager	$ - (1)
David W. Honeyfield Vice President – Chief Financial Officer, Secretary, and Treasurer	$240,000

(1)	Mr. York and Mr. Willson are no longer employees of the Company as of December 31, 2006.

As previously reported under Item 5.02 of a Current Report on Form 8-K filed by the Company on May 4, 2006, Mr. A.J. “Tony” Best, who joined the Company as President and Chief Operating Officer in June 2006, entered into an agreement under which he joined the Company for a starting salary of $375,000. In connection with the adjustments of base salaries for the named executives above, Mr. Best’s 2007 base salary, upon appointment to Chief Executive Officer, will be equal to $425,000. As previously reported under Item 5.02 of a Current Report on Form 8-K filed by the Company on December 4, 2006, Mr. Best will be appointed as Chief Executive Officer effective February 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. MARY LAND & EXPLORATION COMPANY

Date: January 4, 2007	By: /S/ GARRY A. WILKENING
Garry A. Wilkening
Vice President - Administration